EXHIBIT 99.1

Star Group, L.P. Reports Fiscal 2021 Third Quarter Results

STAMFORD, Conn., Aug. 04, 2021 (GLOBE NEWSWIRE) -- Star Group, L.P. (the "Company" or "Star") (NYSE:SGU), a home energy distributor and services provider, today announced financial results for the fiscal 2021 third quarter and nine months ended June 30, 2021.

Three Months Ended June 30, 2021 Compared to the Three Months Ended June 30, 2020
For the fiscal 2021 third quarter, Star reported a 21.9 percent increase in total revenue to $283.1 million compared with $232.2 million in the prior-year period, reflecting an increase in selling prices, higher volume of motor fuel and other petroleum products sold, greater installation and service revenue partially offset by a lower volume of home heating oil and propane sold.

The volume of home heating oil and propane sold during the fiscal 2021 third quarter decreased by 13.2 million gallons, or 25.9 percent, to 38.0 million gallons as warmer temperatures, net customer attrition and other factors more than offset the impact from acquisitions. Temperatures in Star's geographic areas of operation for the fiscal 2021 third quarter were 24.1 percent warmer than during the fiscal 2020 third quarter and 5.2 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration.

Star’s net loss rose by $12.0 million in the quarter, to $12.1 million, primarily due to a $15.6 million decrease in Adjusted EBITDA that was partially offset by an increase in the Company’s income tax benefit of $1.9 million and a favorable change in the fair value of derivative instruments of $1.4 million.

Third quarter Adjusted EBITDA declined by $15.6 million, to a loss of $9.9 million, as lower home heating oil and propane volumes and higher operating expenses more than offset the impact from improved home heating oil and propane per gallon margins. In the prior-year period – the three months ended June 30, 2020 – Star’s operating costs were favorably impacted due to “sheltering in place” and “stay at home” orders during the COVID-19 pandemic, which lowered certain delivery and branch expenses as well as service expense.

“While summer is typically a less active time for Star than is the heating season, a mix of factors – both positive and negative – impacted results versus the prior-year period,” said Jeff Woosnam, Star Group’s President and Chief Executive Officer. “Volume of home heating oil and propane fell, reflecting warmer temperatures compared to the third quarter of fiscal 2020, which was the second coldest on record over the last 50 years within the New York metropolitan area. However, we benefitted from increased installation and service revenue along with higher sales of other petroleum products, which was somewhat anticipated given pent-up demand versus the prior year’s third quarter, when customers held off purchasing due to the pandemic. These same factors increased operating costs, negatively impacting Adjusted EBITDA, which was more in line with historical levels.”

Nine Months Ended June 30, 2021 Compared to the Nine Months Ended June 30, 2020
For the first nine months of fiscal 2021, Star reported a 1.8 percent decrease in total revenue to $1.3 billion, reflecting lower home heating oil and propane volumes and reduced selling prices, even as the Company saw higher sales of motor fuel and other petroleum products and greater installation and service revenue.

The volume of home heating oil and propane sold during the first nine months of fiscal 2021 decreased by 9.5 million gallons, or 3.2 percent, to 285.1 million gallons, as slightly warmer temperatures and net customer attrition more than offset the impact from acquisitions and other factors. Temperatures in Star's geographic areas of operation for the first nine months of fiscal 2021 were 1.1 percent warmer than during the prior year comparable period and 10.7 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration.

Net income rose by $24.9 million, to $111.0 million, due to a favorable change in the fair value of derivative instruments of $32.3 million, lower interest expense of $1.8 million and lower depreciation and amortization expense of $1.8 million that was partially offset by an increase in income tax expense of $8.6 million and a $2.4 million decrease in Adjusted EBITDA.

Adjusted EBITDA decreased by $2.4 million, to $155.2 million. Lower total operating expenses in the base business of $7.4 million, higher home heating oil and propane margins and the Adjusted EBITDA from acquisitions of $2.4 million were more than offset by a $6.7 million decline in the benefit recorded under the Company’s weather hedge contract and the impact from lower home heating oil and propane volumes. While temperatures were warmer for the nine months ended June 30, 2021 than in the prior year’s comparable period, temperatures during the weather hedge period for fiscal 2021 were colder than in fiscal 2020.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)
EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, other income (loss), net, multiemployer pension plan withdrawal charge, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of the Company’s financial statements, such as investors, commercial banks and research analysts, to assess Star’s position with regard to the following:

  compliance with certain financial covenants included in our debt agreements;
  financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  operating performance and return on invested capital compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure;
  ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies, and EBITDA and Adjusted EBITDA both have limitations as analytical tools and so should not be viewed in isolation but in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are as follows:

  EBITDA and Adjusted EBITDA do not reflect cash used for capital expenditures;
  although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER:
Members of Star's management team will host a webcast and conference call at 11:00 a.m. Eastern Time tomorrow, August 5, 2021. The webcast will be accessible on the company’s website, at www.stargrouplp.com, and the telephone number for the conference call is 877-327-7688 (or 412-317-5112 for international callers).

About Star Group, L.P.
Star Group, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Company also sells and services heating and air conditioning equipment to its home heating oil and propane customers and, to a lesser extent, provides these offerings to customers outside of its home heating oil and propane customer base. In certain of Star's marketing areas, the Company provides plumbing services, primarily to its home heating oil and propane customer base. Star also sells diesel, gasoline and home heating oil on a delivery only basis. We believe Star is the nation's largest retail distributor of home heating oil based upon sales volume. Including its propane locations, Star serves customers in the more northern and eastern states within the Northeast and Mid-Atlantic U.S. regions. Additional information is available by obtaining the Company's SEC filings at www.sec.gov and by visiting Star's website at www.stargrouplp.com, where unit holders may request a hard copy of Star’s complete audited financial statements free of charge.

Forward Looking Information
This news release includes "forward-looking statements" which represent the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the severity and duration of the novel coronavirus, or COVID-19, pandemic, the pandemic’s impact on the U.S. and global economies, the timing, scope and effectiveness of federal, state and local governmental responses to the pandemic, the effect of weather conditions on our financial performance; the price and supply of the products that we sell; the consumption patterns of our customers; our ability to obtain satisfactory gross profit margins; our ability to obtain new customers and retain existing customers; our ability to make strategic acquisitions; the impact of litigation; our ability to contract for our current and future supply needs; natural gas conversions; future union relations and the outcome of current and future union negotiations; the impact of current and future governmental regulations, including climate change, environmental, health and safety regulations; the ability to attract and retain employees; customer creditworthiness; counterparty creditworthiness; marketing plans; potential cyber-attacks; general economic conditions and new technology. All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words "believe," "anticipate," "plan," "expect," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2020. Important factors that could cause actual results to differ materially from the Company’s expectations ("Cautionary Statements") are disclosed in this news release and in the Company’s Form 10-K and our Quarterly Reports on Form 10-Q. Currently, one of the most significant factors, however, is the potential adverse effect of the pandemic of the novel coronavirus, or COVID-19, on the financial condition, results of operations, cash flows and performance of the Company and its customers and counterparties and the global economy and financial markets. The extent to which COVID-19 impacts us and our customers will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GROUP, L.P. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
(in thousands)	2021	2020
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$5,500	$56,911
Receivables, net of allowance of $5,912 and $6,121, respectively	119,348	83,594
Inventories	56,669	50,256
Fair asset value of derivative instruments	18,866	—
Prepaid expenses and other current assets	32,178	29,554
Assets held for sale	—	6,030
Total current assets	232,561	226,345
Property and equipment, net	99,266	93,495
Operating lease right-of-use assets	96,613	99,776
Goodwill	253,298	240,327
Intangibles, net	100,434	90,293
Restricted cash	250	250
Captive insurance collateral	69,795	69,787
Deferred charges and other assets, net	18,094	18,343
Total assets	$870,311	$838,616
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable	$32,232	$30,827
Liabilities held for sale	—	1,265
Fair liability value of derivative instruments	—	11,437
Current maturities of long-term debt	13,000	13,000
Current portion of operating lease liabilities	16,712	19,139
Accrued expenses and other current liabilities	143,893	127,286
Unearned service contract revenue	57,325	58,430
Customer credit balances	53,255	83,471
Total current liabilities	316,417	344,855
Long-term debt	100,208	109,805
Long-term operating lease liabilities	84,440	85,908
Deferred tax liabilities, net	30,253	17,227
Other long-term liabilities	25,670	25,001
Partners’ capital
Common unitholders	329,892	273,283
General partner	(2,362)	(2,506)
Accumulated other comprehensive loss, net of taxes	(14,207)	(14,957)
Total partners’ capital	313,323	255,820
Total liabilities and partners’ capital	$870,311	$838,616

STAR GROUP, L.P. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Nine Months Ended June 30,
(in thousands, except per unit data - unaudited)	2021	2020	2021	2020
Sales:
Product	$205,045	$165,182	$1,044,748	$1,079,145
Installations and services	78,055	66,973	215,787	205,018
Total sales	283,100	232,155	1,260,535	1,284,163
Cost and expenses:
Cost of product	146,108	93,264	631,807	666,287
Cost of installations and services	66,901	54,732	200,565	189,674
(Increase) decrease in the fair value of derivative instruments	(4,714)	(3,279)	(30,333)	1,974
Delivery and branch expenses	74,871	72,756	256,500	254,945
Depreciation and amortization expenses	8,568	8,447	24,793	26,586
General and administrative expenses	6,209	6,954	18,770	18,882
Finance charge income	(1,079)	(1,217)	(2,284)	(3,251)
Operating income (loss)	(13,764)	498	160,717	129,066
Interest expense, net	(1,957)	(2,308)	(5,944)	(7,743)
Amortization of debt issuance costs	(242)	(241)	(732)	(729)
Income (loss) before income taxes	(15,963)	(2,051)	154,041	120,594
Income tax expense (benefit)	(3,909)	(2,005)	43,071	34,477
Net income (loss)	$(12,054)	$(46)	$110,970	$86,117
General Partner’s interest in net income (loss)	(98)	(1)	879	600
Limited Partners’ interest in net income (loss)	$(11,956)	$(45)	$110,091	$85,517

Per unit data (Basic and Diluted):
Net income (loss) available to limited partners	$(0.30)	$—	$2.69	$1.85
Dilutive impact of theoretical distribution of earnings	—	—	0.45	0.30
Basic and diluted income (loss) per Limited Partner Unit:	$(0.30)	$—	$2.24	$1.55

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	40,041	45,246	40,897	46,253

SUPPLEMENTAL INFORMATION STAR GROUP, L.P. AND SUBSIDIARIES

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Unaudited)

	Three Months Ended June 30,
(in thousands)	2021	2020
Net loss	$(12,054)	$(46)
Plus:
Income tax benefit	(3,909)	(2,005)
Amortization of debt issuance costs	242	241
Interest expense, net	1,957	2,308
Depreciation and amortization	8,568	8,447
EBITDA	(5,196)	8,945
(Increase) / decrease in the fair value of derivative instruments	(4,714)	(3,279)
Adjusted EBITDA	(9,910)	5,666
Add / (subtract)
Income tax expense	3,909	2,005
Interest expense, net	(1,957)	(2,308)
Provision for losses on accounts receivable	366	1,353
Decrease in accounts receivables	68,033	74,307
Decrease in inventories	2,701	9,127
Increase in customer credit balances	12,902	13,925
Change in deferred taxes	59	(1,376)
Change in other operating assets and liabilities	(22,118)	2,723
Net cash provided by operating activities	$53,985	$105,422
Net cash used in investing activities	$(6,900)	$(5,521)
Net cash used in financing activities	$(50,468)	$(43,484)

Home heating oil and propane gallons sold	38,000	51,200
Other petroleum products	40,800	34,200
Total all products	78,800	85,400

SUPPLEMENTAL INFORMATION STAR GROUP, L.P. AND SUBSIDIARIES

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Unaudited)

	Nine Months Ended June 30,
(in thousands)	2021	2020
Net income	$110,970	$86,117
Plus:
Income tax expense	43,071	34,477
Amortization of debt issuance costs	732	729
Interest expense, net	5,944	7,743
Depreciation and amortization	24,793	26,586
EBITDA	185,510	155,652
(Increase) / decrease in the fair value of derivative instruments	(30,333)	1,974
Adjusted EBITDA	155,177	157,626
Add / (subtract)
Income tax expense	(43,071)	(34,477)
Interest expense, net	(5,944)	(7,743)
Provision for losses on accounts receivable	622	4,556
(Increase) decrease in accounts receivables	(35,954)	4,745
(Increase) decrease in inventories	(6,951)	21,135
Decrease in customer credit balances	(30,519)	(18,537)
Change in deferred taxes	12,682	(1,154)
Change in other operating assets and liabilities	13,416	30,146
Net cash provided by operating activities	$59,458	$156,297
Net cash used in investing activities	$(46,862)	$(18,718)
Net cash used in financing activities	$(64,007)	$(75,760)

Home heating oil and propane gallons sold	285,100	294,600
Other petroleum products	114,100	112,200
Total all products	399,200	406,800

 Source: Star Group, L.P.

CONTACT:
Star Group, L.P. Investor Relations 203/328-7310	Chris Witty Darrow Associates 646/438-9385 or cwitty@darrowir.com